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                         INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-76543) and (No. 333-95987) of First Capital, Inc. of our report dated January 12, 2001 which appears on page 14 of the annual report to stockholders incorporated by reference in this Form 10-KSB for the year ended December 31, 2000.


/s/ MONROE SHINE AND CO., INC.
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MONROE SHINE AND CO., INC.

New Albany, Indiana
March 21, 2001